AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2003
                                                        REGISTRATION NO.
===============================================================================
                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                ---------------

                                   FORM S-3

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                                ---------------

                            SEALED AIR CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                  65-0654331
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)


                                                       H. Katherine White
                                                     Sealed Air Corporation
        Park 80 East                                     Park 80 East
Saddle Brook, New Jersey 07663                    Saddle Brook, New Jersey 07663
        (201) 791-7600                                  (201) 791-7600
 (Address, including zip code,                   (Name, address, including zip
and telephone number, including                    code, and telephone number,
  area code, of registrant's                         including area code, of
principal executive offices)                           agent for service)


                                   copy to:

                           Robert M. Chilstrom, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                         New York, New York 10036-6522
                                (212) 735-3000


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------


                                     CALCULATION OF REGISTRATION FEE

                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF       AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING         AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED(1)        UNIT(2)                PRICE            REGISTRATION FEE
---------------------------      -------------   ------------------   ------------------      ----------------
Common Stock, $0.10 par
  value per share                 6,160,708          $48.40             $298,178,267.20          $24,122.62


(1) Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average ($48.40) of the high and low prices ($48.75 and $48.05, respectively) for a share of common stock as reported on the New York Stock Exchange on August 28, 2003.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

This preliminary prospectus is not complete and may be changed. These shares may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these shares in any jurisdiction where the offer or sale is not permitted.


               SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2003

PRELIMINARY PROSPECTUS

                                    [LOGO]

                            SEALED AIR CORPORATION

                       6,160,708 SHARES OF COMMON STOCK

        This prospectus relates to the offer and sale from time to time of up to 6,160,708 shares of common stock, $0.10 par value per share, of Sealed Air Corporation, a Delaware corporation, by the selling stockholders named herein, plus such additional shares of common stock as may be issuable pursuant to anti-dilution adjustments, in the manner and under the circumstances described under "Plan of Distribution." Such shares of common stock are issuable upon the conversion of our 3% Convertible Senior Notes due 2033 (the "Notes"). We have agreed with the selling stockholders that we will pay all expenses incident to the registration of such shares of common stock under the Securities Act of 1933, as amended.

        The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" beginning on page 11.

        Our common stock is listed for trading on the New York Stock Exchange under the symbol "SEE." On September 4, 2003, the last reported sale price of the common stock was $49.70 per share.

        Our corporate offices are located at Park 80 East, Saddle Brook, New Jersey 07663. Our telephone number is (201) 791-7600.

                                ---------------

        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 1.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------



                    The date of this prospectus is      , 2003.

                               TABLE OF CONTENTS

                                                                          PAGE
SECTION TITLE                                                            NUMBER
-------------                                                            ------
Risk Factors..........................................................      1
Cautionary Statement Regarding Forward-Looking Statements.............      3
Business..............................................................      5
Use of Proceeds.......................................................      5
Selling Stockholders..................................................      5
Plan of Distribution..................................................     11
Legal Matters.........................................................     12
Experts...............................................................     12
Incorporation of Documents by Reference...............................     12
Where You Can Find More Information...................................     13


                                ---------------

        YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND ITS SUPPLEMENT(S). WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                                 RISK FACTORS

        You should carefully consider the risks described below, in addition to the other information contained in this prospectus and the documents incorporated by reference in this prospectus, before making an investment decision. The risks described below are not the only ones we face. Additional risks described below under "Cautionary Statement Regarding Forward-Looking Statements" and other risks that are not currently known to us or that we currently do not consider to be material may also impair our business operations and financial condition.

        Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

        This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus or in documents incorporated by reference in this prospectus.

        IF THE SETTLEMENT OF THE ASBESTOS LITIGATION THAT WE HAVE AGREED TO IN PRINCIPLE IS NOT APPROVED AND IMPLEMENTED, WE WILL NOT BE OBLIGATED TO MAKE THE PAYMENTS REQUIRED UNDER THE SETTLEMENT AGREEMENT UPON THE EFFECTIVENESS OF THE BANKRUPTCY PLAN OF REORGANIZATION OF W.R. GRACE & CO. ("NEW GRACE"), IN WHICH EVENT WE WILL NOT BE RELEASED FROM THE ASBESTOS-RELATED CLAIMS MADE AGAINST US.

        On November 27, 2002, we reached an agreement in principle with the Official Committee of Asbestos Personal Injury Claimants and the Official Committee of Asbestos Property Damage Claimants (the "Committees") prosecuting the claims against us and our wholly owned subsidiary Cryovac, Inc. to resolve all current and future asbestos-related claims arising from the Cryovac Transaction. The "Cryovac Transaction" was a multi-step transaction, completed on March 31, 1998, which brought the Cryovac packaging business and the former Sealed Air Corporation under the common ownership of the Company. The settlement will also resolve all fraudulent transfer claims, as well as indemnification claims by Fresenius Medical Care Holdings, Inc. and affiliated companies, that had been made against us in connection with the Cryovac Transaction. On the same day, the court entered an order confirming that an amicable resolution of the disputes among the parties had been reached and that counsel for the Company and the Committees had agreed and bound the parties to the terms of this agreement in principle. Our Board of Directors approved this agreement in principle on December 3, 2002, and we were advised that the Committees approved this agreement in principle as of December 5, 2002. We recorded a charge of $850.1 million reflecting our liability for this settlement and related expenses in our consolidated statement of operations for the year ended December 31, 2002. The parties are jointly engaged in the process of drafting a definitive settlement agreement consistent with the terms of the agreement in principle. Once signed by the appropriate parties, the settlement agreement will be presented to the court for approval and will eventually be incorporated into New Grace's plan of reorganization and, assuming approval by New Grace's creditors as part of the approval of the plan of reorganization, will then be implemented.

        The settlement, upon approval and implementation in the New Grace bankruptcy, will provide that, upon the effective date of New Grace's plan of reorganization and our delivery of the shares and payment of the cash provided for by the settlement agreement, all present and future asbestos-related claims against us and our affiliates that arise from alleged asbestos liabilities of New Grace and its affiliates (including former affiliates that became our affiliates through the Cryovac Transaction) will be channeled to and become the responsibility of one or more trusts to be established under
Section 524(g) of the Bankruptcy Code as part of New Grace's plan of reorganization. The settlement will provide that we and our affiliates will receive releases of all such claims. As a condition to our obligation to make the payments required by the settlement, New Grace's plan of reorganization must be consistent with the terms of the settlement, including provisions for the trusts and releases referred to above and for an injunction barring the prosecution of any asbestos-related claims against us and our affiliates. It is expected that the order approving the settlement agreement will also provide that the stay of proceedings brought against us outside the bankruptcy court alleging liability for asbestos related claims will continue through the effective date of New Grace's plan of reorganization, after which we will be released from the liabilities asserted in those proceedings and their continued prosecution against us will be enjoined. If the conditions to our obligations to make payments and otherwise perform the settlement agreement are not satisfied or waived by us, we are not obligated to make those payments. If we do not make those payments, the settlement agreement will not be effective and we will not be released from the claims made against us.

        OUR SUBSIDIARIES HOLD SUBSTANTIALLY ALL OF OUR ASSETS AND LIABILITIES AND CONDUCT SUBSTANTIALLY ALL OF OUR OPERATIONS, WHICH COULD RESTRICT OUR ABILITY TO PAY DIVIDENDS.

        We conduct substantially all of our business through two direct wholly-owned subsidiaries, Cryovac, Inc. and Sealed Air Corporation (US). These two subsidiaries directly and indirectly own substantially all of the assets of our business and conduct operations themselves and through other subsidiaries around the globe. Therefore, we depend on distributions or advances from our subsidiaries to meet our debt service and other obligations and to pay dividends, if any, with respect to shares of our common stock. Contractual provisions, laws or regulations to which we or any of our subsidiaries may become subject, as well as any subsidiary's financial condition and operating requirements, may reduce funds available for dividends, service of our indebtedness and general corporate purposes.

        THE PRICE OF OUR COMMON STOCK HISTORICALLY HAS EXPERIENCED SIGNIFICANT PRICE AND VOLUME FLUCTUATIONS, WHICH MAY MAKE IT DIFFICULT FOR YOU TO RESELL THE COMMON STOCK, AND THE SALE OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

        The market price of our common stock historically has experienced and may continue to experience significant price and volume fluctuations similar to those experienced by the broader stock market in recent years. Generally, the fluctuations experienced by the broader stock market have affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, our announcements of our quarterly operating results, future developments in the settlement of the asbestos litigation against us, changes in general conditions in the economy or the financial markets and other developments affecting us, our affiliates or our competitors could cause the market price of our common stock to fluctuate substantially.

        In addition, the sale of substantial amounts of our common stock could adversely affect its price. As of June 30, 2003, 1,114,647 shares of common stock were reserved for issuance under our contingent stock plan and directors' stock plan and options to purchase 293,639 shares of our common stock were outstanding (all of which were exercisable). In addition, as of June 30, 2003, 9 million shares of our common stock were reserved for issuance pursuant to the settlement of the asbestos litigation upon the effectiveness of a plan of reorganization in the bankruptcy of New Grace. The sale or the availability for sale of a large number of shares of our common stock in the public market could adversely affect the price of our common stock.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements that we have made in this prospectus and in the documents incorporated by reference herein, and in future oral and written statements that we make may be forward-looking. These statements include comments as to our beliefs and expectations as to future events and trends affecting our business, our results of operations and our financial condition. These forward-looking statements are based upon our management's current expectations concerning future events and discuss, among other things, anticipated future performance and future business plans. Forward-looking statements are identified by such words and phrases as "expects," "intends," "believes," "will continue," "plans to," "could be," "estimates" and similar expressions. Forward-looking statements are necessarily subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from such statements.

        We recognize that we are subject to a number of risks and uncertainties that may affect our future performance, such as:

         o economic, political, business and market conditions in the geographic areas in which we conduct business;

         o factors affecting the customers, industries and markets that use our packaging materials and systems;

         o    competitive factors;

         o    production capacity;

         o    raw material availability and pricing;

         o    changes in energy-related expenses;

         o    disruptions in energy supply or communications;

         o    changes in the value of foreign currencies against the U.S.
              dollar;

         o    changes in interest rates, credit availability and ratings;

         o the effect on us of new pronouncements by accounting authorities;

         o our ability to hire, develop and retain talented employees worldwide;

         o our development and commercialization of successful new products;

         o our accomplishments in entering new markets and acquiring and integrating new businesses;

         o    our access to financing and other sources of capital;

         o    the success of our key information systems projects;

         o    the magnitude and timing of our capital expenditures;

         o    our inventory management proficiency;

         o    changes in our relationships with customers and suppliers;

         o the approval and implementation of a definitive settlement agreement with the Official Committee of Asbestos Personal Injury Claimants, the Official Committee of Asbestos Property Damage Claimants and any other appropriate parties in the New Grace bankruptcy proceeding;

         o other effects on us of the bankruptcy filing by New Grace and its subsidiaries;

         o other legal proceedings and claims (including environmental matters) involving us;

         o the effects of animal and food-related health issues (including bovine spongiform encephalopathy (BSE or "mad-cow" disease) and foot-and-mouth disease) as well as other health issues affecting trade;

         o    acts and effects of war or terrorism; and

         o changes in domestic or foreign laws, rules or regulations, or governmental or agency actions (including the effects of federal asbestos legislation, if enacted).

        Except as required by the federal securities laws, we do not undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                                   BUSINESS

        Sealed Air Corporation is a holding company that, operating through its subsidiaries, is engaged in the manufacture and sale of a wide range of food, protective and specialty packaging products.

        We conduct substantially all of our business through two direct wholly-owned subsidiaries, Cryovac, Inc. and Sealed Air Corporation (US). These two subsidiaries directly and indirectly own substantially all of the assets of our business and conduct operations themselves and through subsidiaries around the globe. References in this discussion of our business include, collectively, the Company and its subsidiaries, except where the context indicates otherwise.

                                USE OF PROCEEDS

        The shares of common stock offered hereby are being registered for resale by the selling stockholders identified in this prospectus. See "Selling Stockholders." We will not receive any proceeds from the sale of such shares by the selling stockholders. All net proceeds from the sale of such shares will go to the stockholders that offer and sell their shares.

                             SELLING STOCKHOLDERS

        We issued the Notes in the aggregate principal amount of $431.25 million in July 2003 in transactions carried out pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Notes are restricted securities that are not covered by this prospectus and are not otherwise registered under the Securities Act. Accordingly, the Notes may not be offered or sold except in compliance with the registration requirements of the Securities Act and all other applicable securities laws, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

        Holders of the Notes may convert the Notes into 6,160,708 shares of our common stock at a conversion rate of 14.2857 shares per $1,000 principal amount of the Notes (which is equal to a conversion price of $70.00 per share), subject to anti-dilution adjustments as described below (the "Conversion Rate"). The 6,160,708 shares of common stock covered by this Prospectus, plus such additional shares of common stock as may be issuable pursuant to anti-dilution adjustments, are issuable upon the conversion of the Notes by the selling stockholders and, following their issuance, may be sold by the selling stockholders in the manner and under the circumstances described under "Plan of Distribution."

        At the time the Notes were issued, we entered into a registration rights agreement with the initial purchasers of the Notes that provided that we would file the registration statement, of which this prospectus forms a part, to register for resale by holders of the Notes all the underlying shares of our common stock that they would acquire upon conversion of the Notes if they have requested to be shown as selling stockholders covered by the registration statement. To the extent that holders of Notes have not requested us to include in such registration statement shares of common stock issuable upon conversion of Notes that they hold, we are obligated to do so promptly following their request to do so. Under the registration rights agreement, we agreed to indemnify the selling stockholders and each person, if any, who controls the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us, our directors, our officers and each person, if any, who controls us against certain liabilities, including liabilities under the Securities Act.

        The Notes are convertible before the close of business on June 30, 2033 only under the following circumstances: (1) during any calendar quarter commencing after September 30, 2003, if the closing sale price of the Company's common stock exceeds 120% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding calendar quarter (which is currently equivalent to a closing sale price of $84.00 per share); (2) during any period in which (i) the long-term credit rating assigned to the Notes by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies ("Standard and Poor's") or Moody's Investors Services, Inc. ("Moody's") is lower than BB+ or Ba2, respectively, (ii) either Standard & Poor's or Moody's no longer rates the Notes or has withdrawn or suspended such rating, or (iii) the Notes are not assigned a rating by both Standard & Poor's and Moody's; (3) during the five business day period immediately after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the closing sale price of our common stock and the Conversion Rate; provided, however, the Notes are not so convertible after June 30, 2028 if on any trading day during such five day measurement period the closing sale price of shares of our common stock was between 100% and 120% of the then current conversion price (which will equal $1,000 divided by the Conversion Rate as of such date); (4) if the Notes have been called for redemption; (5) if we distribute to all holders of our common stock (i) rights entitling them to purchase, for a period expiring within 45 days, our common stock at less than the current market price or (ii) assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 5% of the closing sale price of our common stock on the day preceding the declaration date for such distribution; or (6) in the event we are a party to a consolidation, merger, binding share exchange or sale of all or substantially all of our assets, in each case pursuant to which our common stock would be converted into cash, securities or other property.

        The Conversion Rate will be adjusted if we:

         o issue common stock as a dividend or distribution on our common stock;

         o issue to all holders of common stock rights or warrants to purchase our common stock at a price per share that is less than the then current market price of our common stock;

         o    subdivide or combine our common stock;

         o distribute to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets, including cash and securities but excluding rights, warrants and common stock dividends or distributions specified above; provided that if we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the Conversion Rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted; and

         o or one of our subsidiaries, make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        This prospectus also covers any additional shares of common stock that become issuable in connection with any of the foregoing events.

         The following table is based on information furnished to us by or on behalf of the selling stockholders as of September 4, 2003. For purposes of presenting beneficial ownership data in the table, we have assumed that the selling stockholders will convert all of the Notes that they beneficially own and sell all of the shares of common stock issued upon conversion of such Notes and that no selling stockholder will acquire additional Notes or shares of common stock issuable upon the conversion thereof after the date on the cover page of this prospectus.

        As of the date set forth on the cover of this prospectus, none of the Notes has been converted into our common stock. We do not know if, when, or in what amount the selling stockholders may convert any Note into common stock or offer such common stock for resale. There can be no assurance that any of the conditions that would permit conversion of the Notes will be satisfied or that, if such conditions are satisfied, the selling stockholders will convert any of the Notes that they beneficially own or sell any or all of the shares of common stock acquired upon conversion of such Notes that are covered by this prospectus.

        Since September 4, 2003, each selling stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of the Notes that such selling stockholder beneficially owns in a transaction exempt from the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required by the rules and regulations under the Securities Act. In addition, as discussed above, the Conversion Rate, and therefore the number of shares of our common stock issuable upon conversion of the Notes, is subject to adjustment. Accordingly, the number of shares of common stock issuable upon such conversion may increase or decrease.

        The following table sets forth as of September 4, 2003:

         o the names of the selling stockholders who have requested that their shares be included in this registration statement by completing the questionnaire required under the registration rights agreement (we will update this table following receipt of further notification by the selling stockholders);

         o the number of shares of common stock issuable upon the conversion of the Notes that are beneficially owned by each of the selling stockholders;

         o the number of shares of common stock issuable upon the conversion of the Notes that are being offered by the selling stockholders in this prospectus; and

         o the number of shares of common stock held by the selling stockholders as a group.

        Unless set forth in the following table or the footnotes thereto, to our knowledge, none of the selling stockholders has or since September 4, 2000 has had, any material relationship with us or any of our predecessors or affiliates, and none of the selling stockholders beneficially owns, as of September 4, 2003, in excess of 1% of our outstanding common stock.

        As of August 31, 2003, there were 84,934,205 shares of our common stock issued and outstanding.

                                                                                      COMMON
                                                      COMMON STOCK      COMMON     STOCK TO BE
                                                      BENEFICIALLY      STOCK      BENEFICIALLY   PERCENTAGE
                                                      OWNED AS OF     OFFERED IN   OWNED AFTER      OF ALL
                                                      SEPTEMBER 4,       THIS          THIS         COMMON
                 NAME                                   2003(1)      PROSPECTUS(1)  OFFERING(1)     STOCK(2)
                 ----                                   -------      -------------  -----------     --------
Advisory Convertible Arbitrage Fund 1 L.P.(3)             14,285        14,285           --           --
Arbitex Master Fund, L.P.(4)                             671,427       671,427           --           --
Aviva Life Insurance Co.(5)                               28,571        28,571           --           --
Banc of America Securities LLC                           185,714       185,714           --           --
Bank of America Pension Plan(6)                           42,857        42,857           --           --
Barclays Global Investors Limited(6)                       3,571         3,571           --           --
Bear Stearns Securities Corp.                            128,571       128,571           --           --
Black Diamond Convertible Offshore LDC(7)                 31,114        31,114           --           --
Black Diamond Offshore Ltd. (7)                           17,357        17,357           --           --
BP Amoco PLC Master Trust (8)                              5,871         5,871           --           --
Consulting Group Capital Markets Fund(6)                  14,285        14,285           --           --
Convertible Securities Fund (9)                              857           857           --           --
Credit Suisse First Boston Europe Limited                    996           996           --           --
Deephaven Domestic Convertible Trading Ltd.              105,642       105,642           --           --
Deep Rock & Co. (6)                                       52,857        52,857           --           --
Double Black Diamond Offshore LDC (7)                     91,071        91,071           --           --
Gaia Offshore Master Fund Ltd.                            17,142        17,142           --           --
General Motors Welfare Benefit Trust(6)                   17,142        17,142           --           --
GMAM Group Pension Trust (6)                              61,428        61,428           --           --
Guggenheim Portfolio Co. XV, LLC (10)                      7,142         7,142           --           --
Hotel Union and Hotel Industry of Hawaii
  Pension Plan (8)                                         2,285         2,285           --           --
JMG Capital Partners LP (11)                             139,285       139,285           --           --
JMG Triton Offshore Fund LTD (12)                        139,285       139,285           --           --
John Deere Pension Trust (6)                              33,571        33,571           --           --
Lyxor Master Fund                                         28,571        28,571           --           --
Lyxor/Gaia II Fund Ltd                                     5,714         5,714           --           --
Morgan Stanley Convertible Securities Trust               28,571        28,571           --           --
Nations Convertible Securities Fund (9)                  141,999       141,999           --           --
NMS Services (Cayman), Inc.(13)                           71,428        71,428           --           --
Nomura Securities Intl Inc.                               28,571        28,571           --           --
Oppenheimer Convertible Securities Fund                    2,857        42,857           --           --
People Benefit Life Insurance Company Teamsters(6)        77,142        77,142           --           --
Quattro Fund Limited                                      31,999         31999           --           --
Ramius Capital Group, LLC (10)                             7,142         7,142           --           --
Ramius Master Fund, LTD (10)                              46,428        46,428           --           --
Ramius Partners II, LP (10)                                3,571         3,571           --           --
Ramius, LP (10)                                            1,428         1,428           --           --
RBC Alternative Assets LP (14)                             2,857         2,857           --           --
RCG Baldwing, LP (10)                                      5,714         5,714           --           --
RCG Latitude Master Fund, LTD (10)                        46,428        46,428           --           --
RCG Multi Strategy Master Fund, LTD (10)                  14,285        14,285           --           --
Retail Clerics Pension Trust (6)                          58,571        58,571           --           --
Retail Clerics Pension Trust #2 (6)                       50,714        50,714           --           --
S.A.C. Capital Associates, LLC (15)                       21,428        21,428           --           --
Sage Capital                                              54,285        54,285           --           --
Sphinx Convertible Arb Fund SPC (8)                        3,613         3,613           --           --
SSI Blended Market Neutral L.P. (8)                        3,671         3,671           --           --
St. Albans Partners LTD. (6)                              93,571        93,571           --           --
The Coast Fund, L.P. (16)                                107,142       107,142           --           --
Thrivent Financial for Lutherans                          35,714        35,714           --           --
Topanga XI (13)                                            5,714         5,714           --           --
Van Kampen Harbor Fund (17)                               28,571        28,571           --           --
Viacom Inc. Pension Plan Master Trust (8)                    199           199           --           --
White River Securities L.L.C. (18)                       128,571       128,571           --           --
Worldwide Transactions Ltd (7)                             3,314         3,314           --           --
WPG Convertible Arbitrage Overseas Master Fund (19)       11,428        11,428           --           --
WPG MSA Convertible Arbitage Fund (19)                     2,857         2,857           --           --
Xavez Convertible Arbitrage 5 Fund (10)                   10,714        10,714           --           --
Yield Strategies Fund I, L.P. (6)                         24,285        24,285           --           --
Zurich Institutional Benchmark Management                  7,999         7,999           --           --
Zurich Institutional Benchmarks                           14,428        14,428           --           --
Master Fund Ltd.(8)

                                 TOTAL                 3,038,106     3,038,106           --           --

----------------
1. For each selling stockholder, this number represents the number of shares of common stock that would be beneficially owned by such selling stockholder after the conversion of the Notes beneficially owned by such selling stockholder as of September 4, 2003, assumes that the selling stockholders will sell all shares of common stock offered by them under this prospectus, and further assumes that all of the Notes have been converted.

2. For each selling stockholder, this number represents the percentage of common stock that would be owned by such selling stockholder after completion of the offering, based on the number of shares of common stock outstanding as of September 4, 2003 and assuming all the Notes beneficially owned by such selling stockholder as of September 4, 2003, have been converted.

3. We have been advised that Advisory Convertible Arbitrage L.L.C. is affiliated with American Express Company.

4. We have been advised that Mr. Clark Hunt and Mr. Jonathan Bren may be deemed the beneficial owners of these shares by virtue of their voting control and investment discretion with respect to these shares.

5. We have been advised that Mr. David Clott may be deemed the beneficial owner of these shares by virtue of his voting control and investment discretion with respect to these shares.

6. We have been advised that Camden Asset Management may be deemed the beneficial owner of these shares by virtue of its voting control and investment discretion with respect to these shares.

7. We have been advised that Mr. Clint D. Carlson may be deemed the beneficial owner of these shares by virtue of his control of Carlson Capital, L.P., which has voting control and investment discretion with respect to these shares.

8. We have been advised that Mr. John Gottfurcht, Mr. George Douglas and Ms. Amy Jo Gottfurcht may be deemed the beneficial owners of these shares by virtue of their control of SSI Investment Management, which has voting control and investment discretion with respect to these shares.

9. We have been advised that these funds are affiliated with Banc of America Capital Management, LLC.

10. We have been advised that Mr. Alex Adair may be deemed the beneficial owner of these shares by virtue of his voting control and investment discretion with respect to these shares.

11. We have been advised that JMG Capital Partners, L.P. is a California limited partnership and of the following additional information: Its general partner is JMG Capital Management, LLC, a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission. JMG Capital Partners, L.P. has voting and dispositive power over JMG Capital Partners, L.P.'s investments, including the registrable securities. The equity interests of JMG Capital Management, LLC are owned by JMG Capital Management, Inc., a Delaware corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the executive officer and director of JMG Capital Management Inc. and has sole investment discretion over JMG Capital Partners, L.P.'s portfolio holdings.

12. We have been advised that JMG Triton Offshore Fund, LTD is an international business company under the laws of the British Virgin Islands and of the following additional information: The fund's investment manager is Pacific Assets Management LLC, a Delaware limited liability company. Pacific Assets Management LLC is an investment adviser registered with the Securities and Exchange Commission and has voting and dispositive power over the fund's investments, including the registrable securities. The equity interest of the Pacific Assets Management LLC are owned by Pacific Capital Management, Inc., a Delaware corporation, and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific Capital Management, Inc. are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David and Messrs. Glaser and Richter have sole investment discretion over the fund's portfolio holdings.

13. We have been advised that NMS Services (Cayman) Inc. is an indirect wholly owned subsidiary of Bank of America Corporation. Topanga XI is a wholly-owned subsidiary of NMS Services (Cayman) Inc.

14. We have been advised that RBC Alternative Assets LP is a wholly owned subsidiary of RBC Alternative Assets Inc., which is an indirect wholly owned subsidiary of the Royal Bank of Canada.

15. We have been advised that S.A.C. Capital Advisors, LLC, a Delaware limited liability company and S.A.C. Capital Management, LLC, a Delaware limited liability company share all investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC, and that Mr. Steven A. Cohen controls both entities.

16. We have been advised that David E. Smith and Christopher D. Petitt may be deemed the beneficial owners of these shares by virtue of their control of Coast Offshore (Cayman) Management LTD, which has voting control and investing discretion with respect to these shares.

17. We have been advised that Van Kampen Asset Management Inc. is Van Kampen Harbor Fund's investment advisor and it has discretionary authority over the fund's portfolio and that Van Kampen Asset Management is affiliated with Morgan Stanley & Co.

18. We have been advised that Messrs. Yan Erlikh and David Liebowitz may be deemed the beneficial owners of these shares by virtue of their voting control and investment discretion with respect to these shares.

19. We have been advised that Ms. Sheri Kaplan may be deemed the beneficial owner of these shares by virtue of her voting control and investment discretion with respect to these shares.

                             PLAN OF DISTRIBUTION

        We are registering the shares of common stock covered by this prospectus for resale by the selling stockholders. The term "selling stockholders" as used in this section of the prospectus refers to the selling stockholders listed above, or their pledgees, donees, transferees, or any of their successors in interest.

        Following conversion of the Notes, such shares of common stock may be sold from time to time directly by the selling stockholders or, alternatively, through underwriters, broker-dealers or agents. If shares of the common stock obtained upon conversion are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. Such common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging positions they assume. The selling stockholders may also sell common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities.

        In no event will any distribution of the shares of common stock covered by this prospectus take the form of an underwritten offering without the prior agreement of the Company.

        Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

        The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon and in compliance with Rule 144 under the Securities Act.

        Upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         o the name of such selling stockholder and of the participating broker-dealer(s);

         o    the number of shares involved;

         o    the price at which such shares were sold;

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o    any other facts material to the transaction.

                                 LEGAL MATTERS

        The validity of the common stock to be offered by this prospectus is being passed on for us by Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS

        The consolidated financial statements and the related financial statement schedule of Sealed Air Corporation as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002, consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" certain of our publicly filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. The following documents filed by us with the SEC are incorporated by reference into this prospectus:

         o our annual report on Form 10-K for the year ended December 31, 2002;

         o our quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003;

         o our Proxy Statement on Schedule 14A for our 2003 annual meeting of stockholders;

         o our current reports on Form 8-K filed on April 9, 2003, April 14, 2003, April 23, 2003, June 27, 2003, July 3, 2003 and July 23,
              2003; and

         o the description of our common stock contained in our Joint Proxy Statement/Prospectus filed as part of our Registration Statement on Form S-4, declared effective on February 13, 1998.

        All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of the offering covered by this prospectus will be deemed to be incorporated by reference into this prospectus and to be a part of the prospectus from the date of filing of such documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The registration statement of which this prospectus forms a part and these reports, proxy statements and other information can be inspected and copied at the Public Reference Room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 233 Broadway, New York, New York 10279. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the attached exhibits.

        The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding us. The reports, proxy and information statements, and other information about us can be downloaded from the SEC's website and can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

        We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Director of Corporate Communications, Sealed Air Corporation, Park 80 East, Saddle Brook, New Jersey 07663, telephone number (201) 791-7600.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the shares of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

          Legal fees and expenses                    $ 50,000.00
          Accounting fees and expenses               $ 25,000.00
          SEC registration fee                       $ 24,122.62
          Miscellaneous expenses                     $  5,000.00
                                                     ------------
               Total                                 $104,122.62

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person's conduct was unlawful; (2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and
(3) a director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.

        Under Article ELEVENTH of the Company's Amended and Restated Certificate of Incorporation and Article 8 of the Company's By-Laws, indemnification of directors and officers is provided for to the fullest extent permitted under the General Corporation Law. Article TWELFTH of the Company's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. The General Corporation Law, the Company's Amended and Restated Certificate of Incorporation and the By-Laws of the Company permit the purchase by the Company of insurance for indemnification of directors and officers. The Company currently maintains directors and officers liability insurance.

        The foregoing summary of Section 145 of the General Corporation Law, Articles ELEVENTH and TWELFTH of the Amended and Restated Certificate of Incorporation of the Company and Article 8 of the By-Laws of the Company is qualified in its entirety by reference to the relevant provisions of Section 145, the relevant provisions of the Company's Unofficial Composite Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1, and the relevant provisions of the Company's By-Laws, which are incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-12139.

        Under the Registration Rights Agreement (Exhibit 4.2 hereto), the Company has agreed to indemnify the selling security holders and each person, if any, who controls each selling security holder against certain liabilities, including liabilities under the Securities Act of 1933, and the selling security holders have agreed to indemnify the Company, its directors, its officers and each person, if any, who controls the Company against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.       EXHIBITS

        The following is a list of all exhibits filed as part of this Registration Statement, including those incorporated by reference.

EXHIBIT
NUMBER                  DESCRIPTION
------                  -----------
3.1                     Unofficial Composite Amended and Restated
                        Certificate of Incorporation of the Company, effective August 27, 2003.

3.2 Amendment to the Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on August 27, 2003.

3.3 Amended and Restated By-Laws of the Company as currently in effect. (Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-12139, is incorporated herein by reference.)

4.1 Indenture, dated as of July 1, 2003, of the Company, as Issuer, to SunTrust Bank, as Trustee, regarding the Notes. (Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, File No. 1-12139, is incorporated herein by reference.)

4.2 Registration Rights Agreement, dated as of July 1, 2003, between the Company, as Issuer, and the initial purchasers of the Notes. (Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, File No. 1-12139, is incorporated herein by reference.)

5.1                     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1                    Consent of KPMG LLP.

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1 Powers of Attorney (included in the signature page of this Registration Statement).


ITEM 17.       UNDERTAKINGS

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Saddle Brook, State of New Jersey, on the 5th day of September 2003.

                                  Sealed Air Corporation
                                  (Registrant)

                                       /s/ William V. Hickey
                                  By:  _______________________________________
                                  Name:  William V. Hickey
                                  Title: President and Chief Executive Officer

        Each person whose signature appears below hereby severally constitutes, appoints and authorizes H. Katherine White, Jeffrey S. Warren and Sean E. Dempsey, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for such person and in such person's name, place and stead, and in any and all capacities to sign and execute any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                             TITLE                          DATE
            ---------                             -----                          ----

    /s/ William V. Hickey
By: ____________________________    President, Chief Executive Officer     September 5, 2003
Name: William V. Hickey             And Director (Principal
                                    Executive Officer)

    /s/ David H. Kelsey
By: ____________________________    Vice President and Chief Financial     September 5, 2003
Name: David H. Kelsey               Officer (Principal Financial
                                    Officer)

    /s/ Jeffrey S. Warren
By: ____________________________    Controller                             September 5, 2003
Name: Jeffrey S. Warren             (Principal Accounting Officer)


    /s/ Hank Brown
By: ____________________________    Director                               September 5, 2003
Name: Hank Brown


    /s/ Michael Chu
By: ____________________________    Director                               September 5, 2003
Name: Michael Chu


    /s/ Lawrence R. Codey
By: ____________________________    Director                               September 5, 2003
Name: Lawrence R. Codey


    /s/ T.J. Dermot Dunphy
By: ____________________________    Director                               September 5, 2003
Name: T.J. Dermot Dunphy


    /s/ Charles F. Farrell, Jr.
By: ____________________________    Director                               September 5, 2003
Name: Charles F. Farrell, Jr.


    /s/ Shirley Ann Jackson
By: ____________________________    Director                               September 5, 2003
Name: Shirley Ann Jackson


    /s/ Kenneth P. Manning
By: ____________________________    Director                               September 5, 2003
Name: Kenneth P. Manning


    /s/ William J. Marino
By: ____________________________    Director                               September 5, 2003
Name: William J. Marino


INDEX TO EXHIBITS

EXHIBIT
NUMBER                  DESCRIPTION
------                  ------------

3.1                     Unofficial Composite Amended and Restated
                        Certificate of Incorporation of the Company, effective August 27, 2003.

3.2 Amendment to the Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on August 27, 2003.

3.3 Amended and Restated By-Laws of the Company as currently in effect. (Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-12139, is incorporated herein by reference.)

4.1 Indenture, dated as of July 1, 2003, of the Company, as Issuer, to SunTrust Bank, as Trustee, regarding the Notes. (Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, File No. 1-12139, is incorporated herein by reference.)

4.2 Registration Rights Agreement, dated as of July 1, 2003, between the Company, as Issuer, and the initial purchasers of the Notes. (Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, File No. 1-12139, is incorporated herein by reference.)

5.1                     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1                    Consent of KPMG LLP.

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1 Powers of Attorney (included in the signature page of this Registration Statement).